Exhibit 99.1

MiX TELEMATICS LIMITED
(Incorporated in the Republic of South Africa)
(Registration number 1995/013858/06)
JSE share code: MIX ISIN: ZAE000125316
NYSE share code: MIXT
LEI Code: 529900S6HHR7CK7BU646
(“the Company”)

POSTING OF PROXY STATEMENT AND NOTICE OF ANNUAL GENERAL MEETING TOGETHER WITH THE ANNUAL REPORT AND AVAILABILITY OF BROAD-BASED BLACK ECONOMIC EMPOWERMENT ANNUAL COMPLIANCE REPORT

Shareholders are advised that the Company’s proxy statement containing the notice of annual general meeting, the annual report on Form 10-K containing the audited U.S. GAAP annual financial statements, and the IFRS audited annual financial statements for the year ended March 31, 2020 has been posted to shareholders and are available on the Company’s website, https://investor.mixtelematics.com/financials/annual-reports/default.aspx.

The Company’s annual general meeting will be held on Wednesday, September 9, 2020, at 2:30 p.m., South African time, and will be conducted entirely by electronic communication, as further detailed in the notice of annual general meeting. The last day to trade in order for shareholders to participate in and vote at the annual general meeting is Tuesday, September 1, 2020 and the record date for voting purposes is Friday, September 4, 2020.

Shareholders are hereby notified that in accordance with the JSE Listings Requirements, the Company’s annual compliance report in terms of section 13G(2) of the Broad-Based Black Economic Empowerment Act 53 of 2003 read with the Broad-Based Black Economic Empowerment Amendment Act 46 of 2013, has been published and is available on the Company’s website https://www.mixtelematics.com/investor-relations/sens.
July 28, 2020

JSE sponsor